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                                                                      EXHIBIT 23


            CONSENT OF McGLADREY & PULLEN, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16039) pertaining to The Source Company Stock Award Plan and The Source Company 1995 Incentive Stock Option Plan of our report dated December 23, 1998, except as to Note 11 as to which the date is September 27, 1999, with respect to the financial statements of Huck Store Fixture Company and Subsidiary included in the Form 8-K filed by The Source Information Management Company on December 2, 1999.

                                                         McGLADREY & PULLEN, LLP

Springfield, Illinois
December 2, 1999